EXHIBIT 10.1

AMENDMENT NO. 1 TO

SHARE PURCHASE AGREEMENT

This Amendment No. 1 to Share Purchase Agreement (this “Amendment”), dated October 25, 2011, by and among Par Pharmaceutical, Inc., a Delaware corporation (the “Buyer”), Edict Pharmaceuticals Private Limited, a company incorporated under the laws of India, having its registered office at 1/58, Pudupakkam Main Road, Pudupakkam, Kelambakkam – 603 103, Chennai, Tamilnadu, India (the “Company”), Clan Laboratories Private Limited, a company incorporated under the laws of India, having its registered office at 1/58, Pudupakkam Main Road, Pudupakkam, Kelambakkam – 603 103, Chennai, Tamilnadu, India (“Clan Laboratories”), Muthusamy Shanmugam, an individual (“M. Shanmugam”), Jaganathan Jayaseelan, an individual (“J. Jayaseelan”, and together with Clan Laboratories and M. Shanmugam, the “Major Sellers” and each, a “Major Seller”), Seema Suresh, an individual (“S. Suresh”), Thertha Investment & Portfolio Services Private Limited, a company incorporated under the laws of India, having its registered office at Flat No. 1, Prasanna Enclave, No. 30, Bharathi Avenue, 2nd Street, Kotturpuram, Chennai – 600085, Tamil Nadu, India (“TIPS,” collectively with Clan Laboratories,  J. Jayaseelan, M. Shanmugam and S. Suresh, the “Sellers,” and each individually, a “Seller”), and J. Jayaseelan, solely in his capacity as Sellers’ Representative.  Capitalized terms used but not defined herein shall have the meanings attributed to them in the Purchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Buyer, the Company, the Sellers and the Sellers’ Representative, have entered into that certain Share Purchase Agreement, dated May 17, 2011 (the “Purchase Agreement”); and

WHEREAS, in accordance with Section 12.3 of the Purchase Agreement, the parties desire to amend the Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

Amendments to Purchase Agreement.

(a)

Section 2.2(b) of the Purchase Agreement is hereby amended by deleting the phrase “subject to Sections 2.3 and 12.5” and replacing it with the following: “subject to Section 12.5”.

(b)

Section 2.2(c) of the Purchase Agreement is hereby amended and restated as follows:

“(c)

Additional Payments. In addition to the Closing Consideration, the Buyer shall pay up to a maximum of $12,000,001 as the balance of consideration for the Company Common Shares (“Additional Payments”), payable as, and subject to the satisfaction of the conditions and the achievements, set forth below:

(i)

If the FDA’s inspection of the Facility is successful as indicated by (A) a No Action Indicated Finding or a completed inspection without the issuance of a FDA Form 483, (B) an acknowledgement letter from the FDA stating that the Company’s response to any Form 483 issued in connection with such inspection is acceptable to the FDA, or (C) a Voluntary Action Indicated classification with recommendation for approval of any and all ANDA filings which were subject of the inspection, then Buyer shall pay:

(1)

$3,000,000 no later than the later of (x) sixty (60) days after any of the criteria set forth subsections (A) through (C) above is satisfied and (y) sixty (60) after the Closing Date; and

(2)

$2,000,000 on the later of (x) five (5) business days after any of the criteria set forth in subsections (A) through (C) above is satisfied and (y) eighteen (18) months after the Closing Date.

(ii)

For each of the two products listed on Schedule 2.2 attached hereto and a third product to be agreed upon by the Buyer and the Seller’s Representative in writing (the “Third Product”), the Buyer shall pay $1,666,667 to the Sellers if a complete ANDA is accepted for filing by the FDA on or before the first anniversary of the Closing Date (or, with respect to the Third Product, the first anniversary of the date on which the identification of the Third Product is agreed if the Buyer and Sellers’ Representative have not reached agreement by the Closing Date), which amount shall be payable within five (5) business days after the applicable ANDA has been accepted for filing by the FDA.

(iii)

If complete ANDAs for all of the products listed on Schedule 2.2, the Third Product, and two additional products to be agreed upon by the Buyer and the Sellers’

Representative in writing (collectively, the “Requested ANDAs,” and each individually, a “Requested ANDA”) are accepted for filing by the FDA on or before the first anniversary of the Closing Date (or, if the Buyer and the Sellers’ Representative have not agreed on the Third Product or either of the two additional products by the Closing Date, the first anniversary of the date on which the identification of the final product is agreed), the Buyer shall pay $2,000,000 to the Sellers within five (5) business days after all of the Requested ANDAs have been accepted for filing.”

(c)

Section 2.3 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following: “[Intentionally Omitted]”.

(d)

Schedule 2.5 to the Purchase Agreement is hereby replaced in its entirety with Schedule 2.5 attached hereto.

(e)

Section 6 of the Purchase Agreement is hereby amended by adding the following new section thereto:

 “6.19   Maximum Indebtedness.  The Company and the Major Sellers shall ensure that:

(a)   the aggregate amount of the Company Indebtedness (excluding any Indebtedness incurred by the Company after the date hereof, with the prior written consent of the Buyer, to purchase the materials and capital assets necessary for the Company to develop products under the Supply Agreement (the “Capex Loans”)), as set forth in the applicable Payoff Letters, shall not exceed the rupee equivalent of $4,300,000; and

(b)   the aggregate amount of the Capex Loans (including all interest and fees thereon) on the Closing Date, as set forth in the applicable Payoff Letter, shall not exceed the rupee equivalent of the sum of (i) $800,000 (for a portion of the capital and material expenditures set forth on Schedule 2.3(c) of the Purchase Agreement) plus (ii) any additional amount approved in writing by Buyer after the date hereof in respect of the purchase of materials or capital assets (the “Approved Capex Loan Amount”).

(f)

Section 9.1(b) of the Purchase Agreement is hereby amended and restated as follows:

“by either the Buyer or the Company, if the Closing shall not have occurred by December 19, 2011, upon written notice by such terminating party; provided that at the time such notice is given, a material breach of this Agreement by such terminating party shall not be the principal reason for the failure of the Closing to occur;”

(g)

Section 9.1(d) of the Purchase Agreement is hereby amended by adding the following new subsection thereto:

“(iii) that certain Settlement Agreement and Mutual Release and Covenant Not to Sue, dated October 20, 2011, among Buyer, Par Pharmaceutical Companies, Inc., a Delaware corporation, the Company, Clan Laboratories, Ordain Healthcare Private Limited, a company organized under the laws of India, M. Shanmugam, J. Jayaseelan, Gavis Pharma LLC, a Delaware limited liability company, Novel Laboratories, Inc., a Delaware corporation, and Veerappan Subramanian, an individual, is terminated.”

(h)

Section 10.2(a) of the Purchase Agreement is hereby amended by adding the following new subsection thereto:

“(iv)   The existence of any Company Indebtedness, including Capex Loans, in excess of the maximum amounts specified in Section 6.19 on the Closing Date.”

2.

Miscellaneous.

(a)

Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflict of laws principles thereof that would result in the application of the law of a different jurisdiction).

(b)

Effect on Transaction Documents.  The terms and provisions set forth in this Amendment shall amend and supersede the terms and provisions of the Purchase Agreement solely to the extent set forth in Section 1 above, and except as expressly amended in Section 1 above, the Purchase Agreement shall remain in full force and effect.  All references in the Purchase Agreement and the Ancillary Agreements to the Purchase Agreement shall be deemed to refer to such agreement as amended by this Amendment.

(c)

Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first above written.

Par Pharmaceutical, Inc.

By:/s/ Paul V. Campanelli

     Name: Paul V. Campanelli

     Title:  President – Par Pharmaceutical

Clan Laboratories Pvt. Ltd.

By:/s/ Jaganathan Jayaseelan

      Name: Jaganathan Jayaseelan

      Title:   Director

/s/ Jaganathan Jayaseelan

Jaganathan Jayaseelan

/s/ Muthusamy Shanmugam

Muthusamy Shanmugam

Edict Pharmaceuticals Private Limited

By:/s/ Jaganathan Jayaseelan

     Name: Jaganathan Jayaseelan

     Title:  President

Thertha Investment & Portfolio Services Private Limited

By:/s/ Suresh Bhojraj

      Name:

      Title:

/s/ Seema Suresh

Seema Suresh

Jaganathan Jayaseelan, as Sellers’ Representative

By: /s/ Jaganathan Jayaseelan

     Name:

     Title:

[Signature Page to Amendment No. 1 to Share Purchase Agreement]